EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. MSD SBI, L.P.

Item	Information
Name:	MSD SBI, L.P.

Address:	645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring	November 1, 2010
Statement (Month/Day/Year):

Issuer Name and Ticker or	DineEquity, Inc. [DIN]
Trading Symbol:

Relationship of Reporting	10% Owner
Person(s) to Issuer:

If Amendment, Date Original	Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	MSD Capital, L.P.
	Its:	General Partner

	By:	MSD Capital Management LLC
	Its:	General Partner

	By:	/s/ Marc R. Lisker

	Name:	Marc R. Lisker
	Title:	Manager and General Counsel
	Date:	November 3, 2010